UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2020

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2020, The Brink’s Company (the “Company”) and certain of its subsidiaries entered into an incremental amendment (the “Incremental Amendment”) with Bank of America, N.A., as administrative agent and the lenders party thereto. The Incremental Amendment relates to the credit agreement, dated as of October 17, 2017, by and among the Company, certain of its subsidiaries, the lenders party thereto and the agents party thereto (as amended on February 8, 2019 and as amended by the Incremental Amendment, the “Credit Agreement”).

The execution of the Incremental Amendment, among other things, increases the term loan commitments under the Credit Agreement by $590 million (the “Incremental Term Loans”). The proceeds of the Incremental Term Loans will be used to (i) pay fees, costs and expenses incurred in connection with the transactions contemplated by the Incremental Amendment and (ii) finance working capital needs, capital expenditures, permitted acquisitions (including the acquisition of the majority of the cash business of U.K.-based G4S plc) and other general corporate purposes of the Company and its subsidiaries.
As of the effective date of the Incremental Amendment, approximately $1,628 million (U.S. dollar equivalent) of loans, including the Incremental Term Loans, were outstanding under the Credit Agreement.
The Incremental Term Loans have the same maturity date, February 8, 2024, and pricing terms as the existing Loans under the Credit Agreement. The Incremental Term Loans are repayable in consecutive quarterly installments of 1.25% of the principal amount outstanding on the effective date of the Incremental Amendment, due on the last business day of each of March, June, September and December, commencing on June 30, 2020.
The Company and its affiliates regularly engage many of the banks party to the Incremental Amendment, among others, to provide other banking services. All of these engagements are negotiated at arm’s length.
This description of the Incremental Amendment is not complete and is qualified in its entirety by reference to the entire Incremental Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Incremental Amendment to Credit Agreement (the “Incremental Amendment”), dated as of April 1 by and among the Company, the subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: April 2, 2020	By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Executive Vice President and Chief Financial Officer